SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2010

MARTEK BIOSCIENCES CORPORATION

(Exact name of registrant as specified in its
charter)

Delaware	0-22354	52-1399362
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

6480 Dobbin Road, Columbia Maryland	21045
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 740-0081

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 — Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

Martek’s (the “Company”) Annual Meeting of Stockholders (the “Annual Meeting”) was held on March 18, 2010.  As of January 19, 2010, the date of record for determining the Company stockholders entitled to vote on the proposals presented at the Annual Meeting, there were 33,278,696 shares of Company common stock issued and outstanding and entitled to vote at the Annual Meeting.  At the meeting, the holders of 29,324,782 shares of the Company’s issued and outstanding common stock were represented in person or by proxy, constituting a quorum. The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 3, 2010. The vote results detailed below represent final results as certified by the Inspector of Elections.

Following are descriptions of the matters voted on and the final results of such voting:

Proposal 1:  Election of Directors:

The following members were elected to the Company’s Board of Directors to hold office for the term expiring at the 2011 Annual Meeting of Stockholders or until their successors are elected and qualified:

	Votes For	Votes Against	Abstain	Broker non-votes

Harry J. D’Andrea	23,323,472	171,885	7,181	5,822,244
James R. Beery	23,319,884	174,972	7,681	5,822,245
Michael G. Devine	23,323,126	171,806	7,606	5,822,244
Steve Dubin	23,296,446	198,836	7,256	5,822,244
Robert J. Flanagan	23,318,642	176,314	7,581	5,822,245
Polly B. Kawalek	23,330,142	164,715	7,681	5,822,244
Jerome C. Keller	23,065,781	412,323	24,433	5,822,245
Douglas J. MacMaster, Jr.	23,234,333	243,772	24,433	5,822,244
Robert H. Mayer	23,322,419	172,537	7,581	5,822,245
David M. Pernock	23,324,617	170,240	7,681	5,822,244
Eugene H. Rotberg	23,171,427	306,352	24,758	5,822,245

Proposal 2: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2010:

The proposal was approved by the following vote:

Votes For	Votes Against	Abstain	Broker non-votes

29,181,742	110,271	32,769	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Martek Biosciences Corporation

Date: March 24, 2010	By:	/s/ Peter L. Buzy
Peter L. Buzy
Chief Financial Officer, Treasurer and Executive Vice President for Finance and Administration